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Exhibit 99.4

GRUPO TMM, S.A.
Offer to Exchange 12% Senior Notes due 2004 of GRUPO TMM, S.A.
(Unconditionally Guaranteed on a Senior Basis by TMM Holdings, S.A. de C.V.)
For Outstanding 9 1/2% Notes due 2003 and 10 1/4% Notes due 2006 of GRUPO TMM, S.A.

SOLICITING DEALER DESIGNATION

COMPLETE ONLY IF APPLICABLE:

SOLICITED TENDERS

        As described in the Prospectus, dated April     •    , 2003 (the "Prospectus") the Dealer Manager will pay, in the amounts and on the terms and conditions set forth in the Prospectus, solicitation fees to designated Soliciting Dealers. Terms defined in the Prospectus and used in this Soliciting Dealer Designation have the meanings given them in the Prospectus.

        The undersigned represents that the Soliciting Dealer named below has solicited and obtained the tenders described below:

Name of Soliciting Dealer:
VOI number:
Principal amount of 2003 notes tendered:

If the principal amount of 2003 notes specified above is held by more than one beneficial owner, please specify below the name or account number of the beneficial owner and the principal amount of 2003 notes beneficial owned thereby:

Name of Beneficial Owner	Number of 2003 notes

        The acceptance of compensation by such Soliciting Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (c) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company, and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

        Payment of the solicitation fee will be made to the DTC account of the undersigned DTC participant.

Name of Firm:	(PLEASE PRINT)
Signature of Authorized Person at Firm:
DTC Participant number:
Contact Person:
Telephone Number of Contact Person:

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  Exhibit 99.4